UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 7, 2014

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On February 7, 2014, SBA Senior Finance II LLC (“SBA Senior Finance II”), a wholly-owned subsidiary of SBA Communications Corporation (“SBAC”), entered into a Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”), among SBA Senior Finance II, as borrower, the several lenders from time to time parties thereto, Citigroup Global Capital Markets Inc. and Barclays Bank PLC, as incremental tranche B-1 term loan joint lead arrangers and syndication agents, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, The Royal Bank of Scotland plc and Wells Fargo Securities, LLC, as co-incremental Tranche B-1 term loan documentation agents, and Toronto Dominion (Texas) LLC, as administrative agent, to, among other things, obtain a new delayed draw $1.5 billion senior secured Term Loan B (the “2014 Term Loan B”).

The 2014 Term Loan B consists of a senior secured term loan in an aggregate principal amount of $1.5 billion that matures on March 24, 2021. The first funding, of $750.0 million, occurred on February 7, 2014 and the second funding, of $750.0 million, is expected to occur in March 2014. The 2014 Term Loan B will bear interest, at SBA Senior Finance II’s election, at either the Base Rate (as defined in the Second A&R Credit Agreement) plus 1.50% per annum (with a Base Rate floor of 1.75%) or Eurodollar Rate (as defined in the Second A&R Credit Agreement) plus 2.50% per annum (with a Eurodollar Rate floor of 0.75%). The proceeds from the first draw of the 2014 Term Loan B were used principally to retire existing tranche B term loans and pay down existing balances on the revolving credit facility, and the proceeds from the second draw are expected to be used to fund the consideration for the pending Oi acquisition and for general corporate purposes. Principal on the 2014 Term Loan B will be repaid on the last day of each March, June, September and December, commencing on September 30, 2014, in an amount equal to 0.25% of the initial aggregate principal amount of the 2014 Term Loan B as fully funded. SBA Senior Finance II has the ability to prepay any or all amounts under the 2014 Term Loan B. However, to the extent the 2014 Term Loan B is prepaid prior to August 7, 2014 from the proceeds of certain refinancing or repricing transactions, a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment will apply. The 2014 Term Loan B was issued at 99.75% of par value.

In addition to providing for the 2014 Term Loan B, the Second A&R Credit Agreement amended the terms of the existing credit agreement (the “2011 Senior Credit Agreement”) to, among other things, amend the terms of certain events of default, adjust certain negative covenants and remove the parent financial maintenance leverage covenant to reflect the increased size of SBA Senior Finance II and its restricted subsidiaries. All other material terms of the 2011 Senior Credit Agreement, as amended, remained unchanged.

Second Amended and Restated Guarantee and Collateral Agreement

In connection with the Second A&R Credit Agreement, SBAC and certain of its subsidiaries entered into a Second Amended and Restated Guarantee and Collateral Agreement (the “Second A&R Guarantee and Collateral Agreement”), dated as of February 7, 2014, among

SBAC, SBA Telecommunications, LLC, SBA Senior Finance, LLC, SBA Senior Finance II and certain of SBA Senior Finance II’s subsidiaries, as identified in the Second A&R Guarantee and Collateral Agreement (the “Subsidiary Guarantors”), in favor of Toronto Dominion (Texas) LLC, as administrative agent. Pursuant to the Second A&R Guarantee and Collateral Agreement, SBAC, SBA Telecommunications, LLC, SBA Senior Finance, LLC and the Subsidiary Guarantors guaranteed amounts borrowed under the Second A&R Credit Agreement. Additionally, amounts borrowed under the Second A&R Credit Agreement and certain hedging transactions that may be entered into by SBA Senior Finance II or the Subsidiary Guarantors with lenders or their affiliates are secured by a first lien on the membership interests of SBA Telecommunications, LLC, SBA Senior Finance, LLC and SBA Senior Finance II and on substantially all of the assets (other than leasehold, easement and fee interests in real property) of SBA Senior Finance II and the Subsidiary Guarantors.

Relationships

SBAC and certain of its affiliates have previously entered into commercial financial arrangements with each of the lenders under the Second A&R Credit Agreement and/or their respective affiliates to provide financial, advisory, investment banking and other services, including (1) serving as a lender and/or in other related capacities in connection with the 2011 Senior Credit Agreement and the various term loans and revolving credit facility under the 2011 Senior Credit Agreement and (2) as a book runner and/or an initial purchaser for our Secured Tower Revenue Securities, Series 2013-1, Series 2013-2 and Series 2012-1. In addition (1) each of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc., TD Securities (USA) LLC, Wells Fargo Securities, LLC, Raymond James & Associates, Inc. and SunTrust Robinson Humphrey, Inc. served as a book runner and/or an initial purchaser for our 5.75% Senior Notes due July 2020, (2) each of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBS Securities Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC served as a book runner and/or an initial purchaser for our 5.625% Senior Notes due October 2019, (3) Barclays Capital and J.P. Morgan Securities LLC acted as our financial advisors in connection with the Mobilitie acquisition and (4) Barclays Capital, Citicorp Securities and J.P. Morgan Securities LLC acted as our financial advisors in connection with the TowerCo acquisition.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.7	Second Amended and Restated Credit Agreement, dated as of February 7, 2014, among SBA Senior Finance II LLC, as borrower, the several lenders from time to time parties thereto, Citigroup Global Capital Markets Inc. and Barclays Bank

PLC, as incremental tranche B-1 term loan joint lead arrangers and syndication agents, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, The Royal Bank of Scotland plc and Wells Fargo Securities, LLC, as co-incremental Tranche B-1 term loan documentation agents, and Toronto Dominion (Texas) LLC, as administrative agent.

10.8	Second Amended and Restated Guarantee and Collateral Agreement, dated as of February 7, 2014, among SBA Communications Corporation, SBA Telecommunications, LLC, SBA Senior Finance, LLC, SBA Senior Finance II LLC and certain of its subsidiaries, as identified in the Second Amended and Restated Guarantee and Collateral Agreement, in favor of Toronto Dominion (Texas) LLC, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: February 13, 2014